Oppenheimer Quest Small Capital Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/28/89          0.0810000      0.0570000           10.970
  12/28/90          0.0840000      0.0000000            9.410
  12/17/91          0.0000000      0.4230000           12.660
  12/18/92          0.0000000      1.1370000           15.100
  11/15/93          0.0000000      1.3310000           16.020
  12/05/94          0.0000000      0.4154000           15.640
  12/20/95          0.1140000      0.9933000           16.840

Class B Shares
  11/15/93          0.0000000      1.3310000           16.000
  12/05/94          0.0000000      0.4154000           15.540
  12/20/95          0.0330000      0.9933000           16.700

Class C Shares
  11/15/93          0.0000000      1.3310000           16.000
  12/05/94          0.0000000      0.4154000           15.540
  12/20/95          0.0570000      0.9933000           16.670


1.  Average Annual Total Returns for the Periods Ended 10/31/96.

   The formula for calculating average annual total return is as follows:

       1                ERV n
 --------------- = n                  (---) - 1 = average annual total return
  number of years        P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Five Year

  $1,104.27 1                       $1,746.82 .2
 (---------)  - 1 = 10.43%         (---------)   - 1 = 11.80%
    $1,000                            $1,000


  Inception

  $2,412.78 .1278
 (---------)  - 1 = 11.91%
    $1,000
Oppenheimer Quest Small Capital Value Fund
Page 2


1.  Average Annual Total Returns for the Periods Ended 10/31/96 (Continued):

Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                          Inception

  $1,115.66 1                       $1,260.36 .3158
 (---------)  - 1 = 11.57%         (---------)  - 1  =  7.58%
    $1,000                            $1,000

Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          Inception

  $1,155.50 1                       $1,290.18 .3158
 (---------)  - 1 = 15.55%         (---------)   - 1 =  8.38%
    $1,000                            $1,000

Examples at NAV:

Class A Shares

  One Year                          Five Year

  $1,171.64 1                       $1,853.41 .2
 (---------)  - 1 = 17.16%         (---------)   - 1 = 13.13%
    $1,000                            $1,000

  Inception

  $2,559.95 .1278
 (---------)  - 1 = 12.76%
    $1,000

Class B Shares

  One Year                          Inception

  $1,165.66 1                       $1,290.37 .3158
 (---------)  - 1 = 16.57%         (---------)   - 1 =  8.38%
    $1,000                            $1,000


Class C Shares

  One Year                          Inception

  $1,165.50 1                       $1,290.18 .3158
 (---------)  - 1 = 16.55%         (---------)   - 1 =  8.38%
    $1,000                            $1,000

Oppenheimer Quest Small Capital Value Fund
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2.  Cumulative Total Returns for the Periods Ended 10/31/96:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,104.27 - $1,000                                     $1,746.82 - $1,000
  ------------------  =  10.43%    ------------------  = 74.68%
        $1,000                           $1,000


  Inception

  $2,412.78 - $1,000
  ------------------  = 141.28%
        $1,000



Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                         Inception

  $1,115.66 - $1,000                                     $1,260.36 - $1,000
  ------------------  =  11.57%    ------------------  = 26.04%
        $1,000                           $1,000



Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                         Inception

  $1,155.50 - $1,000                                     $1,290.18 - $1,000
  ------------------  =  11.55%    ------------------  = 29.02%
        $1,000                           $1,000




Oppenheimer Quest Small Capital Value Fund
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2.  Cumulative Total Returns for the Periods Ended 10/31/96 (Continued):


Examples at NAV:


Class A Shares

  One Year                         Five Year

  $1,171.64 - $1,000                                     $1,853.41 - $1,000
  ------------------  =  17.16%    ------------------  = 85.34%
        $1,000                           $1,000


  Inception

  $2,559.95 - $1,000
  ------------------  = 156.00%
        $1,000


Class B Shares

  One Year                         Inception

  $1,165.66 - $1,000                                     $1,290.37 - $1,000
  ------------------  =  16.57%    ------------------  = 29.04%
        $1,000                           $1,000


Class C Shares

  One Year                         Inception

  $1,165.50 - $1,000                                     $1,290.18 - $1,000
  ------------------  =  16.55%    ------------------  = 29.02%
        $1,000                           $1,000